Exhibit 99.1

MOUNTAIN VIEW HOSPITAL, LLC

CONSOLIDATED FINANCIAL STATEMENTS FOR

THE YEARS ENDED DECEMBER 31, 2009 AND 2008

AND INDEPENDENT AUDITORS' REPORT

MOUNTAIN VIEW HOSPITAL, LLC AND SUBSIDIARY

INDEPENDENT AUDITORS’ REPORT

Mountain View Hospital, LLC:

We have audited the accompanying consolidated balance sheets of Mountain View Hospital, LLC and Subsidiary as of December 31, 2009 and 2008 and the related consolidated statements of operations, members’ equity, and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mountain View Hospital, LLC and Subsidiary, as of December 31, 2009 and 2008 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audit was made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole.  The additional information provided in the supplementary schedule is presented for the purpose of additional analysis and is not a required part of the basic financial statements.  Such information has been subjected to auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Cooper Norman

Idaho Falls, Idaho
April 9, 2010

MOUNTAIN VIEW HOSPITAL, LLC AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2009 AND 2008

	2009	2008
ASSETS

CURRENT ASSETS:
Cash (Note 1)	$2,271,564	$6,413,669
Restricted cash (Note 1)	800,000
Accounts receivable - net (Notes 1, 2, and 3)	11,551,126	9,561,172
Inventory (Note 1)	958,542	674,595
Prepaid expenses	2,461,563	532,374

Total current assets	18,042,795	17,181,810

PROPERTY AND EQUIPMENT (Notes 1 and 3):
Medical equipment	15,521,642	10,816,495
Office equipment	2,656,378	2,353,749
Buildings and improvements	7,927,618	2,740,896
Furniture and fixtures	969,680	948,594
Construction in progress		565,358
Vehicles	47,857	46,183
Land	22,547	22,547

	27,145,722	17,493,822

Less accumulated depreciation	(9,232,788)	(7,778,028)

Property and equipment — net	17,912,934	9,715,794

OTHER ASSETS:
Investments (Notes 1 and 10)	277,789
Intangibles - net of amortization of $325,224 and $298,416 for the years ended 2009 and 2008, respectively (Note 1)	85,956	62,699
Deposits	150,456	98,223

Total other assets	514,201	160,922

TOTAL	$36,469,930	$27,058,526

	2009	2008
LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$3,151,541	$2,438,036
Operating line of credit (Note 2)	253,720	739,730
Accrued liabilities:
Payroll, payroll taxes, and benefits (Note 7)	1,520,120	986,209
Interest	2,594	11,513
Other	368,451	420,901
Estimated third party payor settlements (Notes 1 and 6)	11,229,502	6,667,763
Current portion of long-term debt (Notes 3 and 9)	731,262	972,090

Total current liabilities	17,257,190	12,236,242

LONG-TERM LIABILITIES:
Long-term debt (Notes 3)	4,856,506	3,348,886
Other long-term liabilities (Note 7)	100,000	331,600

Total long-term liabilities	4,956,506	3,680,486

COMMITMENTS AND CONTINGENCIES (Notes 4, 6, 7, 8, and 11)

MEMBERS’ EQUITY (Note 11)	14,256,234	11,141,798

TOTAL	$36,469,930	$27,058,526

See Independent Auditors' Report and

Notes to the Financial Statements.

MOUNTAIN VIEW HOSPITAL, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

		Percent		Percent
		of		of
	2009	Revenue	2008	Revenue

REVENUE (Note 1)	$61,320,165	100.00%	$53,916,646	100.00%

OPERATING, GENERAL AND ADMINISTRATIVE EXPENSES (Notes 4 and 5)	48,921,770	79.78%	42,872,757	79.52%

INCOME FROM OPERATIONS	12,398,395	20.22%	11,043,889	20.48%

OTHER INCOME (EXPENSE):
Interest income	99,471	0.16%	113,405	0.21%
Other income	97,402	0.16%	10,134	0.02%
Net rental income (loss)	56,585	0.09%	(52,091)	-0.10%
Gain on sale of assets	1,283	0.00%	600	0.00%
Interest expense	(340,254)	-0.55%	(454,703)	-0.84%
Depreciation and amortization (Note 1)	(1,480,238)	-2.41%	(1,349,813)	-2.50%

Total other income (expense)	(1,565,751)	-2.55%	(1,732,468)	-3.21%

NET INCOME FROM CONTINUING OPERATIONS	10,832,644	17.67%	9,311,421	17.27%

DISCONTINUED OPERATIONS (Note 9)			(36,579)	-0.07%

NET INCOME	$10,832,644	17.67%	$9,274,842	17.20%

See Independent Auditors' Report and

Notes to Financial Statements.

MOUNTAIN VIEW HOSPITAL, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008

MEMBERS’ EQUITY AT BEGINNING OF YEAR	$11,141,798	$6,901,956

NET INCOME	10,832,644	9,274,842

MEMBER CONTRIBUTIONS		240,000

MEMBER DISTRIBUTIONS	(7,718,208)	(5,275,000)

MEMBERS’ EQUITY AT END OF YEAR	$14,256,234	$11,141,798

See Independent Auditors' Report and

Notes to Financial Statements.

MOUNTAIN VIEW HOSPITAL, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008

OPERATING ACTIVITIES:
Cash received from patient services	$63,891,950	$57,306,733
Interest received	99,471	113,405

Cash paid to suppliers and employees	(50,223,773)	(42,424,528)
Interest paid	(349,173)	(465,777)
Other income (expense)	153,987	(41,957)

Net cash provided by operating activities	13,572,462	14,487,876

INVESTING ACTIVITIES:
Purchase of property and equipment	(9,701,072)	(2,443,910)
Proceeds from sale of equipment	1,720	600
Increase in investment in wholly-owned subsidiary	(277,789)

Net cash used by investing activities	(9,977,141)	(2,443,310)

FINANCING ACTIVITIES:
Net payments on operating line of credit	(486,010)	(760,270)
Proceeds from long-term debt	5,116,631	898,388
Payments on long-term debt	(3,849,839)	(2,781,169)
Increase in restricted cash	(800,000)
Member distributions	(7,718,208)	(5,275,000)

Net cash used by financing activities	(7,737,426)	(7,918,051)

NET INCREASE (DECREASE) IN CASH	(4,142,105)	4,126,515

CASH AT BEGINNING OF YEAR	6,413,669	2,287,154

CASH AT END OF YEAR	$2,271,564	$6,413,669

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES

2009
Construction in progress placed into service Buildings and improvements	565,358
Construction in progress		565,358
2008
Conversion of long-term debt to equity membership units Long-term debt	240,000
Member contributions		240,000

	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$10,832,644	$9,274,842

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,480,238	1,349,813
Increase in estimated third party payor settlements	4,561,739	5,144,681
Discontinued operations		36,579
Gain on sale of assets	(1,283)	(600)

Change in assets and liabilities, net of effects from non-cash investing and financing activities:

(Increase) decrease in operating assets:
Accounts receivable - net	(1,989,954)	(1,754,594)
Inventory	(283,947)	(118,570)
Prepaid expenses	(1,929,189)	(53)
Deposits	(52,233)	10,996

Increase (decrease) in operating liabilities:
Accounts payable	713,505	427,787
Accrued liabilities	240,942	116,995

NET CASH PROVIDED BY OPERATING ACTIVITIES	$13,572,462	$14,487,876

See Independent Auditors' Report and

Notes to Financial Statements.

MOUNTAIN VIEW HOSPITAL, LLC AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

1.                                       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Business

Mountain View Hospital, LLC (Company) operates a for-profit hospital located in Idaho Falls, Idaho.  The entity was formed as a limited liability company on September 15, 1999 and began operations at the end of 2002.  The Company is engaged in the business of providing a comprehensive array of quality health care services in the most cost-effective manner consistent with the Company’s ethics and compliance program, governmental regulations and guidelines, and industry standards.

During 2009, the Company formed MVH SNF Holding, LLC which will begin to operate as a wholly-owned subsidiary of the Company in 2010.  The subsidiary is invested in a project which will be a licensed Skilled Nursing Facility (SNF) and operate as a Transitional Care Unit. Transitional care serves individuals who have been discharged from the hospital but still require short-term rehabilitation and medical care.  (Note 10)

Basis of Consolidation

The consolidated financial statements for the year ended December 31, 2009, include the accounts of the Company and its wholly-owned subsidiary, MVH SNF Holding, LLC (Note 10).  If applicable, inter-company balances and transactions have been eliminated in the consolidation.

Estimates

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates and assumptions.

Cash and cash equivalents

The Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.  The carrying amount approximates fair value due to the relatively short period to maturity of these instruments.  The Company places its temporary cash investments with high credit quality financial institutions.  At times, such investments may exceed the FDIC insurance limit.  As of December 31, 2008, the investments exceeded the insurance limit by $5,911,519.

1.                                       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Cash and cash equivalents, Continued

For the year ended December 31, 2009, the Company’s banking institutions participated in the FDIC’s temporary Transaction Account Guarantee Program (TAGP).  This program offers depositors’ unlimited coverage for non-interest bearing accounts.  This unlimited insurance coverage is temporary and will remain in effect until June 30, 2010.  As of December 31, 2009, investments which were held in interest bearing accounts not subject to the TAGP exceeded the insurance limit by $2,117,871.

Restricted cash

The Company is required to maintain an $800,000 Certificate of Deposit (CD) which serves as additional collateral for the Letter of Credit with the Bank of Commerce (Note 8).  This CD is not available for withdrawal until the letter of credit and CD mature on June 23, 2010. Interest earned on the CD is available for use by the Company.

Accounts Receivable and Revenues

Revenues are comprised primarily of patient income based upon the established fee structure of the Company, less contractual adjustments.  Contractual adjustments are the result of agreed upon fee structures with insurance companies, commercial providers, and governmental agencies including Medicare and Medicaid.  The Medicare and Medicaid programs are complex and require the management of the Company to make estimates, to exercise judgment, and to interpret the rules governing the programs.  A reasonable possibility exists that material changes to revenues could result as contractual adjustments are finalized for each patient, including payments from Medicare and Medicaid.

Net patient service revenue is reported at estimated net realizable amounts from patients, third-party payors, and others for services rendered and includes estimated retroactive revenue adjustments due to future audits, reviews, and investigations.  Retroactive adjustments are considered in the recognition of revenue on an estimated basis in the period the related services are rendered, and such amounts are adjusted in future periods as adjustments become known or as years are no longer subject to such audits, reviews, and investigations.  Changes in contractual agreements and in the Medicare and Medicaid programs can occur regularly, thus requiring management to continually review and update the estimates of revenues and the collectability of accounts receivable.

-Continued-

1.                                       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Accounts Receivable and Revenues, continued

The collectability of accounts receivable is dependent upon each patient’s ability to pay for amounts not paid by insurance carriers, commercial providers, or programs such as Medicare and Medicaid.  Certain patients that do not have the resources to pay may be categorized as charity care and the amounts are not included in revenues.  Revenues derived from uninsured patient fees that are not categorized as charity care are reported in revenues with an associated increase to the allowance for doubtful accounts for amounts anticipated as uncollectible.

The allowance for doubtful accounts is based upon management’s best estimate after considering all material factors affecting a patient’s ability to pay.  Management relies upon industry norms, economic indicators, and historical review of collections in estimating the allowance for doubtful accounts.   Allowance for doubtful accounts and contractual adjustments was $10,398,318 and $8,134,181 for the years ended December 31, 2009 and 2008, respectively.

Inventory

Inventory is stated at the lower of cost (first-in, first-out method) or market and consists primarily of medical supplies and pharmacy prescription drugs.

Property and Equipment

Property and equipment are stated at cost.  Depreciation is provided using the straight-line method.  Estimated useful lives and accumulated depreciation are as follows:

	Estimated	Accumulated Depreciation
Description	Useful Lives	2009	2008
Medical equipment	5 - 15	$6,066,233	$5,154,494
Office equipment	3 - 7	2,079,917	1,855,077
Buildings and improvements	10 - 40	524,849	299,112
Furniture and fixtures	10 - 30	549,133	454,330
Vehicles	5	12,656	15,015
Total		$9,232,788	$7,778,028

-Continued-

1.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Intangibles

Intangibles are stated at cost. Amortization is provided using the straight-line method.  Estimated useful lives and accumulated amortization are as follows:

Description	Estimated Useful Lives	Accumulated 2009	Amortization 2008
Syndication costs	5	$50,000	$50,000
Organization costs	5	50,417	49,417
Hyperbaric contract		122,565	122,565
Loan fees	5	102,242	76,434
Total		$325,224	$298,416

A contract for the hyperbaric department was terminated during 2006.  The liability resulting from the termination was payable over twenty-four months and was recorded on the balance sheet (Note 3).  The termination costs were amortized over the term of the contract which ended in 2008.

Advertising

Advertising costs are charged to operations as they are incurred.  Advertising costs were $548,176 and $727,784 for the years ended December 31, 2009 and 2008, respectively.

Income Taxes

The Company is treated as a partnership under the provisions of the Internal Revenue Code.  In general, these provisions permit taxation of income directly to the members.  Accordingly, no provision for income taxes has been made in the accompanying financial statements.

The Company uses the cash basis method of reporting for income tax purposes.  Under this method, cash receipts and disbursements are reported when received and paid, rather than when they occur.  The difference in net income converting from accrual to cash is $2,600,402 and $2,734,501 for the years ended December 31, 2009 and 2008, respectively.

Depreciation and amortization for tax purposes use accelerated methods and shorter lives than for financial reporting.  Expense for tax purposes was $2,754,330 and $1,055,265 greater than for financial statement reporting for the years ended December 31, 2009 and 2008, respectively.

-Continued-

1.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Income Taxes, Continued

Tax credits are accounted for using the flow-through method, which reduces income tax expense on the members’ personal tax returns.  The Company generated tax credits of $75,600 and $23,399 for the years ended December 31, 2009 and 2008, respectively.  Recapture of tax credits occurs when qualifying assets are disposed of prior to the end of their useful lives.  The Company recognized recaptured tax credits of $7 and $795 for the years ended December 31, 2009 and 2008.

Under ASC 740-10-50 these are considered income tax positions subject to evaluation regarding the possibility of the position being overturned upon examination by a taxing authority.  Management believes these positions will not be overturned.  No interest or penalties related to income taxes have been recognized in the statement of operations or statements of financial position.  The Company uses a calendar year end for income tax reporting purposes, and tax years back to and including the tax year ended December 31, 2006 are subject to examination by major taxing jurisdictions.

Subsequent Events

Subsequent events were evaluated through April 9, 2010, which is the date the financial statements were available to be issued. (See Note 11)

2.             OPERATING LINE OF CREDIT

The Company has a $3,000,000 operating line of credit with the Bank of Commerce.  Interest is payable monthly at 1.5% above the Bank’s reference rate with a floor of 6.5% and a ceiling of 18%.  As of December 31, 2009, the interest rate is 6.5%.  The line of credit is secured by accounts receivable and deposit accounts owned by the Company and is due June 23, 2010.  The line is also personally guaranteed by several of the equity partners.

3.                                       LONG-TERM DEBT

Long-term debt consists of the following:

	2009	2008
Bank of Idaho:
The note is payable in monthly installments of $12,767, including interest at 6%. Equipment costing $658,828 is pledged as collateral.	$450,733	$572,476

The note is payable in monthly installments of $30,518, including interest at 1.5% above the Bank’s reference rate. The rate at December 31, 2009 was 6%. The interest rate has a floor of 6%. A balloon payment of the remaining balance is due at maturity on October 17, 2016. Equipment is pledged as collateral.	2,021,036

Bank of Commerce:
The note is payable in monthly installments of $34,120, including interest at 1.5% above the Bank’s reference rate. The rate at December 31, 2009 was 6.5%. The interest rate has a floor of 6.5% and a ceiling of 18%. A balloon payment of the remaining balance is due at maturity on July 20, 2012. Accounts receivable, deposit accounts, and equipment are pledged as collateral. The note is also guaranteed by several of the equity partners.	2,881,065	2,960,512

This note was payable in monthly installments of $4,632, including interest at 6%. Equipment costing $239,560 was pledged as collateral.		207,784

Stryker Capital:
This note is payable in monthly installments of $9,446, including interest at 9%. Equipment costing $293,353 is pledged as collateral.	95,412

This note was payable on a fee per use schedule of $773, including interest at 10.586%. Equipment costing $199,940 was pledged as collateral.		1,998

HMG — Idaho Falls, LLC:
The note is payable in monthly installments of $9,585, including interest at 9%. Equipment is pledged as collateral.	18,158	55,509

-Continued-

3.                                       LONG-TERM DEBT, CONTINUED

GE Healthcare:
The note is payable in monthly installments of $11,442, including interest at 7.33%. Equipment costing $371,000 is pledged as collateral.	121,364	244,811

ISE Equipment:
The note was payable in monthly installments of $2,078. There was no stated interest rate. Equipment costing $87,632 was pledged as collateral.		22,858

Medical Imaging Associates:
The note was payable in monthly installments of $192. There was no stated interest rate. Medical equipment costing $24,380 was pledged as collateral.		2,300

Key Bank:
The obligation originated from the cancellation of a contract on new equipment. The obligation was payable in monthly installments of $35,629 using a present value factor of 9% (see Note 10).		252,728

Total	5,587,768	4,320,976

Less current portion	(731,262)	(972,090)

Long-term debt	$4,856,506	$3,348,886

Maturities of long-term debt are as follows:

Year ending December 31,
2010	$731,262
2011	642,190
2012	2,823,949
2013	329,826
2014	310,913
Thereafter	749,628
Total	$5,587,768

4.             OPERATING LEASE COMMITMENTS

During 2009, the Company entered into an operating lease on new equipment with a value of $216,970.  Lease payments of $27,423 were paid in the year ended December 31, 2009.

During 2009, the Company entered into an operating lease on new equipment with a value of $121,680.  No lease payments were paid in the year ended December 31, 2009.

During 2007, the Company entered into an operating lease on new equipment with a value of $57,915.  Lease payments of $20,772 and $20,777 were paid for the years ended December 31, 2009 and 2008.

During 2002, the Company entered into a 25-year lease of the real property and building occupied by the Company.  Lease payments of $3,764,608 and $3,654,960 were paid for the years ended December 31, 2009 and 2008, respectively.  There is a 3% increase each year to the base rent payment.  The monthly base rent at December 31, 2009 is $321,521.

During 2006, the Company entered into a one-year lease of the real property on Channing Way to be effective January 1, 2007.  The lease was negotiated with a related-party of a minority member and member of the Company’s board of directors.  The lease was negotiated at fair market value.  Lease payments of $99,026 and $98,532 were paid in each of the years ended December 31, 2009 and 2008, respectively.

During 2006, the Company entered into a 10-year lease of the real property and building effective August 2006.  During 2007, the Company entered into an additional 5-year lease for additional space in the same building effective February 2007.  The agreements include monthly lease payments paid at the annual rate of $16 per square foot.  There is a 3% increase each year to the base rent payment.  Lease payments of $267,594 and $254,528 were paid for the years ended December 31, 2009 and 2008, respectively.

The Company assumed various leases of real property in connection with contracted services that are accounted for on a month-to-month basis.  Lease payments of $95,563 and $109,275 were paid for the years ended December 31, 2009 and 2008.

-Continued-

4.             OPERATING LEASE COMMITMENTS, CONTINUED

Future non-cancellable lease payments are as follows:

Year Ending
December 31,	Building	Equipment
2010	$4,360,379	$115,930
2011	4,371,978	123,170
2012	4,439,515	69,711
2013	4,538,280	39,972
2014	4,674,428
Thereafter	69,146,974

Total	$91,531,554	$348,783

5.             PENSION AND PROFIT SHARING PLANS

Effective January 1, 2004, the Company adopted a qualified retirement plan covering substantially all employees.  The plan allows for annual profit sharing contributions to be made at the discretion of management.  The plan also allows employees to make contributions to the plan under a 401(k) salary deferral arrangement.

The plan matches 100% of deferrals up to 3% of compensation.  The Company incurred expense of $221,039 and $189,634 in matching contributions in 2009 and 2008, respectively.  There was no annual discretionary profit sharing contribution for the years ended December 31, 2009 and 2008.

6.                                       ESTIMATED THIRD PARTY PAYOR SETTLEMENTS

Medicaid has been reimbursing the Company at a rate higher than similar companies under similar circumstances.  Medicaid obtains the cost report from Medicare and determines what rate it will reimburse the Company, but its analysis is usually two to three years from the date of original filing.  The Company expects a retroactive reduction in amounts it has been paid by Medicaid.  The Company is currently working under interim Medicaid rates based on 2006 cost report settlement.  The reserves accrued are the Company’s best estimate of what the liability may be for the years ended December 31, 2009 and 2008.

Medicare and Medicaid programs accounted for approximately 27.2 percent and 24.1 percent of the Company’s net patient revenue for the years ended December 31, 2009 and 2008, respectively.  Laws and regulations governing the Medicare and Medicaid programs are extremely complex and subject to interpretation.  As a result, there is at least a reasonable possibility that recorded estimates will change by a material amount in the near term.

7.                                       OTHER LONG-TERM LIABILITIES

The Company has entered into a deferred compensation arrangement for certain members of management that is contingent on the sale of majority equity membership units (see Note 11).  The amount accrued is the Company’s best estimate of what the liability may be.  The amount accrued was $275,105 and $231,600 as of December 31, 2009 and 2008, respectively.  The liability is expected to be paid by the company during 2010.  As such, the accrual has been included in current liabilities for the year ended December 31, 2009 compared to the year ended December 31, 2008 when the liability was included in other long-term liabilities.

An additional accrued liability of $100,000 has been recorded for the years ended December 31, 2009 and 2008.  This is a reserve for estimated legal fees and other costs associated with pending legal matters.  Management believes that this reserve is sufficient to cover any pending litigation costs.

8.                                       LETTER OF CREDIT

The Company had an irrevocable letter of credit with the Bank of Commerce for $7,800,000 as required for the building lease (Note 4).  Interest is payable monthly at 1.5% over the Bank’s reference rate with a ceiling of 18% and a floor of 6.5%.  The interest rate as of December 31, 2009 was 6.5%.  The principal is payable in full on June 23, 2010.

9.                                       DISCONTINUED OPERATIONS

In August 2006, the Company discontinued its Cath Lab operations.  The assets used by the Cath Lab were disposed and the facility was converted to other operations.  The total amount expected to be incurred with this activity was $1,204,249.  The amount incurred was $252,727 and $373,117 for the years ended December 31, 2009 and 2008, respectively.  The cumulative amount incurred was $1,196,604 as of December 31, 2009.

Accretion expense has been recognized as a result of changes in the timing and amount of expected cash flows for 2009.  The net cumulative and current period effect of these changes was $36,579 as of December 31, 2008:

Revised expected cash flows discounted	$56,079
Reduction in 2008 sublease payments	(19,500)
Net change in carrying amount of liability	$36,579

Beginning balance of liability	$583,750
Net lease payments	(373,117)
Interest charged to expense	5,515
Accretion expense	36,579
Ending balance of liability	$252,727

The liability was settled during the year ending December 31, 2009 and no additional loss from discontinued operations has been recorded.

10.                                 INVESTMENT IN WHOLLY-OWNED SUBSIDIARY

MVH SNF Holding, LLC (SNF) incurred no operating income or expenses for the year ended December 31, 2009. Activity consists of investments into three separate entities as follows:

TCU Management LLC	50%
SNF Ammon Operating LLC	24%
SNF Ammon Real Estate LLC	9%

SNF has signed a debt guaranty on a line of credit held by another entity in which SNF has invested.  The total amount available on the line is $3,900,000, and the balance on the line as of December 31, 2009 was $242,157.  The line of credit is due June 20, 2011 and had an interest rate as of December 31, 2009 of 5%.

11.                                 SUBSEQUENT EVENTS

In April 2010, SMBI Idaho, LLC, a wholly-owned subsidiary of Symbion, Inc. (Symbion) purchased a 54.46 percent membership interest in the Company. Symbion is headquartered in Nashville, Tennessee, and is a leading operator of short-stay surgical facilities with a network of more than 70 short-stay facilities.  A pro rata cash distribution was made to members in proportion to the number of units owned by each member.  The Company entered into an amended operating agreement with SymbionArc Management Services, Inc., an affiliate of Symbion, under which Symbion assumed the responsibility of managing the Company’s facilities.

In March 2010, the State of Idaho announced that due to state budget shortfalls, the State would place a temporary freeze on Medicaid payments to every hospital and nursing facility in Idaho.  At the time the financial statements were available to be issued, the State of Idaho expects to begin withholding payments on May 3, 2010.  The delay in payments is expected to continue until June 30, 2010, which is the end of Idaho’s current fiscal year.  At this time, Idaho will make the payments that were withheld during the temporary freeze.  Management believes that the cash shortfall during the period will be approximately $3 to $4.5 million dollars. Management believes that the Company has sufficient other sources of cash flow to meet operating needs during this period.  However, cash available for distribution to members of the Company will be reduced during this time.

Mountain View Hospital

Balance Sheet

As of March 31, 2010

(Unaudited, in thousands)

March 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$6,132
Accounts receivable, net	9,321
Inventories	1,139
Prepaid expenses and other current assets	482
Total current assets	17,074
Land	23
Furniture and equipment	10,043
Computers and software	187
10,253
Less accumulated depreciation	—
Property and equipment, net	10,253
Total assets	$27,327

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,588
Accrued payroll and benefits	2,266
Other accrued expenses	320
Current maturities of long-term debt	1,075
Total current liabilities	6,249
Long-term debt, less current maturities	6,478
Other liabilities	13,076
Total equity	1,524
Total liabilities and stockholders’ equity	$27,327

Mountain View Hospital

Statement of Operations

For the Three Months Ended March 31, 2010

(Unaudited, in thousands)

Three Months Ended
March 31, 2010

Revenues	$14,866
Operating expenses:
Salaries and benefits	4,770
Supplies	4,125
Professional and medical fees	2,696
Rent and lease expense, net	1,073
Other operating expenses	793
Cost of revenues	13,457
Depreciation and amortization	373
Provision for doubtful accounts	368
Total operating expenses	14,198
Operating income	668
Interest expense, net	(90)
Net Income	$578